                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Section 240.1a-11(c) or Section 240.1a-12

--------------------------------------------------------------------------------
                             DYNAMEX INC.
                             -----------
                (Name of Registrant as Specified In Its Charter)

      -------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]    No fee required
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

       1. Title of each class of securities to which transaction applies: Common Stock

       2.      Aggregate number of securities to which transaction applies:
               7,411,623

       3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined):

       4.      Proposed maximum aggregate value of transaction:

       5.      Total fee paid:

[ ]    Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1.      Amount previously paid:

       2.      Form, Schedule or Registration Statement No.:

       3.      Filing Party:

       4.      Date Filed:

                                  DYNAMEX INC.
                              1431 GREENWAY DRIVE
                                   SUITE 345
                              IRVING, TEXAS 75038

                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 3, 1997

                         ------------------------------


To the Stockholders of
     DYNAMEX INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Dynamex Inc., a Delaware corporation, will be held at the Four Seasons Resort and Club, Board Room, Lobby Level, 4150 N. MacArthur Boulevard, Irving, Texas 75038, on Wednesday, December 3, 1997, at 9 :00 A.M. Dallas time for the following purposes:

         1.      To elect seven (7) directors  of the Company.

         2.      To approve the Company's Amended and Restated 1996 Stock
                 Option Plan.

         3. To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

         Only stockholders of record at the close of business on October 28, 1997 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.

         Whether or not you plan to attend the Annual Meeting and regardless of the number of shares you own, you are requested to sign and return the enclosed proxy card in the enclosed envelope (which requires no postage if mailed in the United States).


                                         By Order of the Board of Directors,

                                         /s/ ROBERT P. CAPPS

                                         Robert P. Capps
                                         Vice President-Chief Financial Officer
                                         and Assistant Secretary


Irving, Texas
November 3, 1997

                                  DYNAMEX INC.
                              1431 GREENWAY DRIVE
                                   SUITE 345
                              IRVING, TEXAS 75038

                         ------------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 3, 1997

         This Proxy Statement is furnished to stockholders of Dynamex Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Wednesday, December 3, 1997, and at any
adjournments or postponements thereof.   Proxies in the form enclosed will be
voted at the Annual Meeting if properly executed, returned to the Company prior to the meeting and not revoked. The proxy may be revoked at any time before it is voted by giving written notice of revocation or a duly executed proxy bearing a later date to the Secretary of the Company, or by appearing at the Annual Meeting and revoking his or her Proxy and voting in person.

         This Proxy Statement with the accompanying Proxy are first being mailed to stockholders on or about November 3, 1997. The Company's Annual Report, covering the Company's 1997 fiscal year, is enclosed herewith but does not form any part of the materials for solicitation of proxies.

                       ACTIONS TO BE TAKEN AT THE MEETING

         At the Annual Meeting, holders of the Company's Common Stock (the "Common Stock") will consider and vote (i) to elect as directors of the Company of Messrs. Richard K. McClelland, James M. Hoak, Jr., Stephen P. Smiley, Wayne Kern, Brian J. Hughes, Kenneth H. Bishop, and E.T. Whalen, (ii) to approve the Company's Amended and Restated 1996 Stock Option Plan, and (iii) to transact such other business as may properly come before the Annual Meeting.

         Only stockholders of record at the close of business on October 28, 1997 (the "Record Date"), are entitled to notice of, and to vote at, the Annual Meeting. As of the close of business on the Record Date, the Company had issued and outstanding, and entitled to vote at the Annual Meeting, 7,411,623 shares of Common Stock. Holders of record of Common Stock are entitled to one vote per share on the matters to be considered at the Annual Meeting.

         The presence, either in person or by properly executed proxy, of the holders of record of a majority of the voting power entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. The election as a director of each nominee set forth above requires the affirmative vote of the holders of record of a plurality of the shares of Common Stock present in person or by proxy and entitled to vote on the election of directors at the meeting. The approval of the Company's Amended and Restated 1996 Stock Option Plan requires the vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting.

         Where stockholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. An automated system administered by the Company's transfer agent tabulates the votes. Abstentions and broker non-votes will be counted toward determining whether a quorum is present at the Annual Meeting. Votes submitted as abstentions on matters to be voted on at the Annual Meeting will be counted as votes against such matters. Broker non-votes will not count for or against the matters to be voted on at the Annual Meeting.

         The accompanying proxy, unless the stockholder otherwise specifies in the proxy, will be voted (i) for the election as director of the Company the seven nominees listed above, (ii) for the approval of the Company's Amended and Restated 1996 Stock Option Plan, and (iii) at the discretion of the proxy holders on any other matter that may properly come before the meeting or any adjournment thereof. Where stockholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. If any other matter or business is brought before the meeting, the proxy holders may vote the proxies at their discretion. The directors do not know of any such other matter or business. Should any director nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election in his stead of any other person the Board of Directors may recommend. Each nominee has expressed his intention to serve the entire term for which election is sought.

                        DIRECTORS AND EXECUTIVE OFFICERS

         A brief description of each executive officer and director of the Company is provided below. All current directors of the Company are nominees for director at the Annual Meeting. Directors hold office until the next annual meeting of the stockholders or until their successors are elected and qualified. All officers serve at the discretion of the Board of Directors.

         DIRECTORS

         Richard K. McClelland, 45, became the President, Chief Executive Officer and a director of the Company in May 1995 upon the closing of the Company's acquisition of Dynamex Express (the ground courier division of Air Canada), where he also served as President since 1988. He was elected as Chairman of the Board of the Company in February 1996. Prior to joining Dynamex Express in 1986, Mr. McClelland held a number of advisory and management positions with the Irving Group, Purolator Courier Ltd. and Sunbury Transport Ltd., where he was engaged in the domestic and international same-day air, overnight air, and trucking businesses.

         James M. Hoak, Jr. 53, has served as a director of the Company since February 1996. Mr. Hoak has served as Chairman and a principal of Hoak Capital Corporation (a private equity investment firm) since September 1991. He has also served as Chairman of HBW Holdings, Inc. (an investment bank) since July 1996. HBW Holdings, Inc. is the parent corporation of Hoak Breedlove Wesneski & Co., one of the underwriters in the initial public offering of the Company's Common Stock. Mr. Hoak served as Chairman of Heritage Media Corporation (a broadcasting and marketing services firm) from its inception in August 1987 to its sale in August 1997. From February 1991 to January 1995, he served as Chairman and Chief Executive Officer of Crown Media, Inc. (a cable television company). From 1971 to 1987, he served as President and Chief Executive Officer of Heritage Communications, Inc. (a diversified communications company), and as its
Chairman and Chief Executive Officer from August 1987 to December 1990.   Mr.
Hoak is a director of MidAmerican Energy Company, PanAmSat Corporation, Pier 1
Imports, Inc. and Texas Industries, Inc.   See "Certain Transactions."

         Stephen P. Smiley, 48, has served as a director of the Company since 1993 and was a Vice President of the Company from December 1995 through February 1996. Mr. Smiley was President of Hoak Capital Corporation from 1991 through February 1996. Mr. Smiley joined Hunt Financial Corporation (a private investment company) as Executive Vice President in February 1996, and was appointed President in January 1997. Mr. Smiley is also a director of Ergo Science Corporation (a biopharmaceutical company). See "Certain Transactions."

         Wayne Kern, 64, has served as a director of the Company since February 1996. Mr. Kern has served as Senior Vice President and Secretary of Heritage Media Corporation since 1987 through August 1997. From 1991 to 1995, Mr. Kern also served as Executive Vice President of Crown Media, Inc. From 1979 to 1991, Mr. Kern served as the Executive or Senior Vice President, General Counsel and Secretary of Heritage Communications, Inc. See "Certain Transactions"

         Brian J. Hughes, 36, has served as a director of the Company since May 1995. Mr. Hughes has served as the Vice President -- Investments of both Preferred Risk Life Insurance Company and Preferred Risk Mutual Insurance Company since September 1992. From 1986 to 1992, Mr. Hughes served as Assistant Vice President -- Investments at Boatmen's National Bank. See "Certain Transactions."

         Kenneth H. Bishop, 60, has served as a director of the Company since August 1996. From 1974 to August 1996, Mr. Bishop was President and General Manager of Zipper Transportation Services, Ltd. and a related company (together "Zipper") which operated a same-day delivery business in Winnipeg, Manitoba. Zipper was acquired by the Company in August 1996. See "Certain Transactions."

         E. T. Whalen, 64, has served as a director of the Company since August 1996. Mr. Whalen is currently a consultant to Gateway Freight Services, an entity providing freight forwarding services to major international airlines. From 1965 until January 1996, Mr. Whalen was employed by Japan Airlines in various management positions, including Staff Vice President-Cargo from October 1986.

         EXECUTIVE OFFICERS

         Robert P. Capps, 43, has served as Vice President, Treasurer and Assistant Secretary of the Company since February 1996 and was elected Chief Financial Officer in May 1997. Mr. Capps served in various financial management capacities with Hadson Corporation (an energy company) from February 1986 through June 1995 and was Executive Vice President and Chief Financial Officer from May 1991 through June 1995. In October 1992, Hadson Corporation filed for protection under Chapter 11 of the Federal Bankruptcy Code. Hadson Corporation's plan of reorganization was confirmed in November 1992. Mr. Capps is a certified public accountant.

         Martin A. Piccolo, 41, became the Controller of the Company in May 1995 upon the closing of the Company's acquisition of Dynamex Express, where he also served in such capacity. He was elected as Secretary of the Company in September 1995, served as its Treasurer from September 1995 through January 1996 and was elected as a Vice President of the Company in August 1996. Mr. Piccolo joined Dynamex Express in January 1989 and has over 16 years experience in the courier industry.

         James R. Aitken, 37, was elected as the Vice President -- Eastern Canada in September 1997. He joined the Company in May 1995 in conjunction with the Company's acquisition of Dynamex Express, was appointed General Manager-- Eastern Canada in February 1996 and served in such capacity until
September 1997.   Prior to joining the Company, Mr.  Aitken was the Director of
Sales and Marketing with Dynamex Express, where he had been employed since 1988. During his employment with Dynamex Express, Mr. Aitken worked in sales and marketing, regional and branch management and client development. Mr. Aitken has over 18 years of experience in the courier industry.

         Ralph Embree, 47, was elected as the Vice President--Eastern U.S. in September 1997. He joined the Company in December 1995 in conjunction with the Company's acquisition of Mayne Nickless and was appointed as the General
Manager-- Eastern U.S. in February 1996.   Prior to joining the Company, Mr.
Embree held a variety of operations, sales and management positions with Mayne Nickless where he was employed for seven years. Mr. Embree has over 17 years of experience in the courier industry.

         James C. Isaacson, 62, was elected as the Vice President--Central U.S. in September 1997. He joined the Company in May 1997 in conjunction with the Company's acquisition of Road Runner Transportation, Inc. Prior to joining the Company, Mr. Isaacson had been the principal stockholder and executive officer of Road Runner since 1978. Mr. Isaacson has over 19 years of experience in the courier industry. See "Certain Transactions."

         Robert Dobrient, 36, was elected as the Vice President--Marketing and Assistant Secretary in September 1997. He joined the Company as an operations manager in January 1997 in conjunction with the Company's acquisition of Max
America Holdings, Inc., a logistics services business in Dallas, Texas.   Prior
to joining the Company, Mr. Dobrient was a principal stockholder and executive officer of Max America since 1985. Mr. Dobrient has over 12 years of experience in the courier industry. See "Certain Transactions."

         OPERATIONS AND COMPENSATION OF THE BOARD OF DIRECTORS

         There were 4 meetings of the Board of Directors during fiscal year
1997.   No director attended fewer than 75% of the meetings of the Board (and any committees thereof) that he was required to attend.

         Directors who are employees of the Company do not receive additional compensation for serving as directors. Each director who is not an employee of the Company will receive an annual fee of $6,000 as compensation for his or her services as a member of the Board of Directors. Non-employee directors will receive an additional fee of $500 for each meeting of the Board of Directors attended in person by such director and $250 for each telephonic meeting in which such director participates. Non-employee directors who serve on a committee of the Board of Directors will receive $500 for each committee meeting attended in person and $250 for each telephonic committee meeting in which such director participates. All directors of the Company are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof, and for other expenses incurred in their capacities as directors of the Company.

         COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors has established three committees: a Compensation Committee, an Audit Committee and an Executive Committee. Each of these committees has two or more members who serve at the discretion of the Board of Directors.

         The Compensation Committee is responsible for reviewing and making recommendations to the Board of Directors with respect to compensation of executive officers, other compensation matters and awards under the Company's stock option plan. During fiscal year 1997, the Compensation Committee consisted of three members, Messrs. Bishop, Hughes and Smiley (none of whom is an officer or employee of the Company). Mr. Bishop became a member of the Compensation Committee concurrently with his election to the Board of Directors in August 1996. The Compensation Committee met two times during fiscal year 1997. See "Report of the Compensation Committee" included elsewhere in this prospectus.

         The Audit Committee is responsible for reviewing the Company's financial statements, audit reports, internal financial controls and the services performed by the Company's independent public accountants, and for making recommendations with respect to those matters to the Board of Directors. During fiscal year 1997, the Audit Committee consisted of two members, Messrs. Bishop and Hughes. Mr. Bishop became a member of the Audit Committee concurrently with his election to the Board of Directors in August 1996. The Audit Committee met two times during fiscal year 1997.

         The Executive Committee exercises all of the powers and authority of the Board of Directors in the management of the business and affairs of the Company, except as otherwise reserved in the Company Bylaws or designated by resolution of the Board of Directors for action by the full board or another committee thereof. The Executive Committee was designated in fiscal year 1997 and consists of three members, Messrs. McClelland, Hoak and Smiley. The Executive Committee did not meet during fiscal year 1997.

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee. See "Certain Transactions" for certain fiscal 1997 transactions involving members of the Compensation Committee.

         EXECUTIVE COMPENSATION

         The following summary compensation table sets forth the total annual compensation paid or accrued by the Company to or for the account of the Chief Executive Officer and the other executive officers of the Company whose total salary and bonus for the fiscal year ended July 31, 1997 exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                                                                                                          LONG TERM
                                                                                                        COMPENSATION
                                                                                                           AWARDS
                                                                                  ANNUAL                   ------
                                                                               COMPENSATION
                                                                               ------------
                                                                                                         SECURITIES
                                                                                                         UNDERLYING
                          NAME AND                            FISCAL      SALARY         BONUS             OPTIONS
                     PRINCIPAL POSITION                        YEAR         ($)           ($)                (#)
                     ------------------                        ----         ---           ---                ---
 Richard K. McClelland
   President and Chief Executive Officer . . . . . . . . .  1997          200,000       120,000            99,000
                                                            1996          194,467        50,790                --
                                                            1995(1)        22,050            --           103,000
 Robert P. Capps
   Vice President and Chief Financial Officer  . . . . . .  1997(2)       141,950        54,250            46,000

------------------

(1) Mr. McClelland was employed by the Company as of May 31, 1995, and, consequently, his salary for fiscal year 1995 as set forth above represents only two months of his annual salary. Had Mr. McClelland been employed for the entire twelve months of fiscal year 1995, his salary for such year would have been approximately $132,300.

(2) Mr. Capps was initially employed by the Company in January 1996 and did not earn in excess of $100,000 in salary and bonus prior to fiscal year 1997.

         EMPLOYMENT AND CONSULTING AGREEMENTS

         The Company has entered into an employment agreement with Mr. McClelland which provides for the payment of a base salary in the annual amount of $200,000, participation in an executive bonus plan, an auto allowance of Cdn $900 per month and participation in other employee benefit plans. The agreement also provides that upon Mr. McClelland's exercise of certain stock options to purchase 48,000 shares of Common Stock, the Company shall pay Mr. McClelland a bonus equal to the exercise price multiplied by the number of shares to be purchased by virtue of such exercise. Unless terminated earlier, the employment agreement shall continue until May 31, 2000, upon which date such agreement will be automatically extended for successive one-year renewal terms unless notice is given upon the terms provided in such agreement. Additionally, upon a sale or transfer of substantially all of the assets of the Company or certain other events that constitute a change of control of the Company, including the acquisition by a stockholder, other than certain named stockholders, of securities representing 15% of the votes that may be cast for director elections, the Company shall continue to pay Mr. McClelland the compensation set forth in such agreement for the greater of two years from the date of such change of control or the remainder of the agreement term. During the term of the employment agreement and pursuant to such agreement, Mr. McClelland shall be a member of the Board of Directors of the Company.

         1996 STOCK OPTION PLAN

         See "Approval of Amended and Restated 1996 Stock Option Plan" contained elsewhere in this proxy statement for a description of the material terms of the Company's Amended and Restated 1996 Stock Option Plan (the "Option Plan"). The following table sets forth information regarding the grant of stock options under the Option Plan during fiscal 1997 to the executive officers named in the Summary Compensation Table:

                       OPTION GRANTS IN FISCAL YEAR 1997

                                                                                        Potential Realizable
                                                                                          Value at Assumed
                                          Individual                                    Annual Rates of Stock
                                          ----------                                     Price Appreciation for
                                            Grants                                       Option Term(1)
                                            ------                                    ----------------------
                                          Percent of
                                            Total
                                         Options/SARs
                            Options/      Granted to      Exercise
                              SARs        Employees       or Base
                            Granted       in Fiscal        Price       Expiration
 Name                         (#)            Year         ($/Sh)          Date          5%($)       10%($)
 -----------------------   ----------   --------------   ---------   ---------------  ---------   ----------
 Richard K. McClelland        99,000         40.1%           8.00         8/16/06     498,000    1,262,000

 Robert P. Capps              46,000         18.6%           8.00         8/16/06     231,000      586,000

-------------------

(1) The 5% and 10% assumed annual rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not reflect the Company's estimates or projections of future prices of the shares of the Company's common stock. There can be no assurance that the amounts reflected in this table will be achieved.

         In fiscal year 1997, none of the executive officers named in the Summary Compensation Table exercised any of the options granted to him under the Option Plan. The following table sets forth information with respect to the unexercised options to purchase shares of the Company's Common Stock granted under the Option Plan to the executive officers named in the Summary Compensation Table and held by them at July 31, 1997.

                        FISCAL YEAR-END OPTION VALUES

                                                              AS OF JULY 31, 1997
                                                              -------------------
                                           NUMBER OF SECURITIES                  VALUE OF UNEXERCISED
                                          UNDERLYING UNEXERCISED                IN-THE-MONEY OPTIONS(1)
                                                 OPTIONS                        -----------------------
                                                 -------
         NAME                        EXERCISABLE       UNEXERCISABLE       EXERCISABLE       UNEXERCISABLE
     -----------                     -----------       -------------       -----------       --------------
Richard K. McClelland                   70,000             132,000          $210,000(2)         $ 99,000
Robert P. Capps                             --              46,000                --                  --

-------------------

(1) Based on the closing price of the Company's Common Stock on July 31, 1997 which price was $7.25 per share.

(2) Does not give effect to the Company's agreement to pay a cash bonus to Mr. McClelland upon exercise of his option to purchase 48,000 of these shares equal to the exercise price multiplied by the number of shares purchased.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under the securities laws of the United States, the Company's directors and executive officers, and persons who own more than 10% of the Company's common stock, are required to report their initial ownership of Company's common stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates have been established for these reports, and the Company is required to disclose in this proxy statement any failure to file by these dates. Based solely upon a review of Forms 3,4 and 5 furnished to the Company, the Company believes that all of its directors, officers and applicable stockholders timely filed these reports.

STOCK PRICE PERFORMANCE

         Set forth below is a line graph indicating the stock price performance of the Company's common stock for the period beginning August 13, 1996 (the date of the Company's initial public offering) and ending July 31, 1997 as contrasted with the NASDAQ Composite Index and the Russell 2000 Stock Index**. The graph assumes that $100 was invested at the beginning of the period and has been adjusted for any stock dividends distributed after August 13, 1996. No cash or stock dividends have been paid during this period.

                        COMPARE CUMULATIVE TOTAL RETURN
                          AMONG DYNAMEX, INC., NASDAQ
                     COMPOSITE INDEX AND RUSSELL 2000 INDEX

            MEASUREMENT PERIOD                                         RUSSELL 2000              NASDAQ
          (FISCAL YEAR COVERED)                  DYNAMEX INC               INDEX             COMPOSITE INDEX
          ---------------------                  -----------           ------------          ---------------
             08/13/96                               100                    100                    100
             09/30/96                               108.82                 109.94                 107.65
             12/31/96                               116.18                 115.66                 112.94
             03/31/97                                75.00                 109.68                 106.82
             06/30/97                                96.06                 127.46                 126.40
             07/31/97                                85.29                 133.37                 139.75

                     ASSUMES $100 INVESTED ON AUG. 13, 1996
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING JULY 31, 1997

** The Russell 2000 Stock Index represents companies with a market capitalization similar to that of the Company. The Company does not believe it can reasonably identify a peer group because it believes that there is only one public company engaged in lines of business directly comparative to those of the Company.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK


         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of October 17, 1997 for
(i) each person known by the Company to own beneficially more than 5% of the Common Stock, (ii) each nominee director (all of whom are nominees), (iii) each executive officer of the Company named in the Summary Compensation Table and
(iii) all directors and executive officers of the Company as a group. Except pursuant to applicable community property laws and except as otherwise indicated, each stockholder identified in the table possesses sole voting and investment power with respect to its or his shares.


                                                                                      SHARES BENEFICIALLY
                                                                                             OWNED
 NAME                                                                               NUMBER(1)       PERCENT
 ----                                                                               ---------       -------
 Directors, Nominees and Executive Officers:
 Richard K. McClelland . . . . . . . . . . . . . . . . . . . . . . . . . . . .          89,800         1.2%
 James M. Hoak, Jr.(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1,275,942        17.2
 Stephen P. Smiley . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           6,160           *
 Wayne Kern  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           6,460           *
 Brian J. Hughes(3)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               -           -
 Kenneth H. Bishop . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          10,922           *
 E. T. Whalen  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           4,000           *
 Robert P. Capps . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           9,200           *
 All directors and executive officers as a group (13 individuals)  . . . . . .       1,556,135        20.6
 Other 5% Stockholders:
 Preferred Risk Mutual Insurance Company(4)  . . . . . . . . . . . . . . . . .         523,166         7.1
   111 Ashworth Road
   West Des Moines, Iowa 50265
 William Blair Fund & Company, L.L.C.(5)                                               726,630         9.8
   222 West Adams Street
   Chicago, Illinois 60606

------------

 *  Indicates less than 1%

(1) Includes shares issuable upon the exercise of stock options outstanding and fully vested as of December 17, 1997.

(2) Mr. Hoak's address is One Galleria Tower, Suite 1050, 13355 Noel Road,
    Dallas, Texas 75240.   Excludes an aggregate of 26,572 shares owned by Mr.
    Hoak's wife and children, as to which shares Mr. Hoak disclaims beneficial ownership.

(3) Excludes 523,166 shares beneficially owned by Preferred Risk Life Insurance Company and Preferred Risk Mutual Insurance Company, each of which employs Mr. Hughes as Vice President-Investments. Mr. Hughes disclaims beneficial ownership of such shares.

(4) Includes 261,583 shares beneficially owned by its affiliate Preferred Risk Life Insurance Company.

(5) Includes 567,500 shares with respect to which William Blair & Company, L.L.C. has sole investment power in its capacity as an investment adviser and an aggregate of 159,130 shares that are owned directly by William Blair & Company, L.L.C. and certain of its members.

                              CERTAIN TRANSACTIONS

         In December 1995, the Company issued $4.5 million of Bridge Notes to certain holders including: (a) $1.0 million to Cypress Capital Partners I, L.P. ("Cypress"), which entity was controlled by certain Company affiliates as described below; (b) an aggregate of approximately $1.8 million to various limited partners of Cypress (including (i) Preferred Risk Mutual Insurance Company and Preferred Risk Life Insurance Company (each a stockholder of the Company and an employer of Brian J. Hughes, a director and a member of the Compensation Committee of the Company) and (ii) Stephen P. Smiley (a director and a member of the Compensation Committee of the Company)) and to certain affiliates of Cypress' general partner; and (c) an aggregate of approximately $1.8 million to James M. Hoak, Jr. and the general partner of Cypress. Upon issuance of the Bridge Notes, the holders thereof received Bridge Warrants which enabled them upon exercise to purchase an aggregate of 540,000 shares of Common Stock at a price of $.025 per share. In August 1996, the Company redeemed the Bridge Notes and the holders exercised their Bridge Warrants. At the time of the December issuance of the Bridge Notes and Bridge Warrants and the August 1996 redemption and exercise of same, respectively, (a) Cypress was a principal stockholder of the Company, and (b) James M. Hoak, Jr., a Company director, was the Chairman and sole stockholder of the 5% general partner of Cypress and owned a 45% limited partnership interest in Cypress. Mr. Smiley served as President of the general partner of Cypress from its inception in 1992 through January 1996. Mr. Hughes served as a member of the Advisory Board of Cypress from March 1993 through August 1997. As of August 1997, Cypress had distributed to its limited partners all of its shares of the Company's Common Stock.

         In August 1996, the Company paid Hoak Breedlove Wesneski & Co. usual and customary fees related to investment banking services rendered in such firm's capacity as a co-manager of the initial public offering of the Company's Common Stock. Mr. Hoak is the Chairman and a director of Hoak Breedlove Wesneski & Co. In addition, Mr. Hoak is Chairman and a principal stockholder of Hoak Breedlove Wesneski & Co.'s parent corporation and Wayne Kern, a director of the Company, is the Secretary of such parent corporation.

         In August 1996, the Company purchased from Kenneth Bishop and certain other parties all of the capital stock of Zipper Transportation Services, Ltd. and a related company for an aggregate purchase price of approximately Cdn $2.5 million (approximately $1.8 million, as converted using an exchange rate of 0.73 U.S. dollars to 1.00 Canadian dollars) in cash and 56,922 shares of Common Stock. Simultaneously with the closing of such acquisition, the Company repaid Zipper's bank indebtedness of approximately Cdn $445,000 (approximately $325,000, converted same as above) and Mr. Bishop became a director of the Company.

         In January 1997, the Company purchased from Robert Dobrient and certain other parties all of the capital stock of Max America Holdings, Inc. for an aggregate purchase price of approximately $3.9 million in cash (plus contingent compensation if certain performance goals are met by the acquired business) and 33,500 shares of the Company's common stock. Upon closing of the acquisition, Mr. Dobrient was employed by the Company to manage the acquired operations, and in September 1997, he was elected as the Company's Vice President-Marketing and Assistant Secretary.

         In May 1997, the Company purchased from James C. Isaacson and certain other parties all of the capital stock of Road Runner Transportation, Inc. for an aggregate purchase price of approximately $11.2 million in cash (plus contingent compensation if certain performance goals are met by the acquired business) and 350,000 shares of the Company's common stock. Upon closing of the acquisition, Mr. Isaacson was employed by the Company to manage the acquired operations, and in September 1997, he was elected as the Company's Vice President-Central U.S. Operations.

         The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions, including loans, between the Company and its officers, directors, principal stockholders and affiliates, will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors, and have been and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

            APPROVAL OF AMENDED AND RESTATED 1996 STOCK OPTION PLAN

         In June 1996, the Company's stockholders, Compensation Committee and Board of Directors, approved and adopted the 1996 Stock Option Plan, which amended and restated in its entirety the existing 1993 Stock Option Plan. Effective October 15, 1997, the Company's Board of Directors and Compensation Committee amended and restated the 1996 Stock Option Plan (as amended and restated, the "Plan") to (i) increase the maximum number of shares of Common Stock which may be issued under options or restricted stock awards granted under the plan, (ii) change the formula for grants to non- employee directors,
(iii) impose a limit on the number of shares covered under options and restricted stock awards granted to any one Plan participant, and (iv) make
certain nonsubstantive changes.    At the Annual Meeting, the stockholders are
being asked to approve the Plan in its entirety.

         As of October 17, 1997, options to purchase 619,384 shares had been granted pursuant to the Plan (net of options canceled or expired), none of which have been exercised and (i) 214,384 of these options have a weighted average exercise price of $3.84 per share and expire between November 2003 and July 2005, (ii) 257,000 of these options have an exercise price of $8.00 per share and will expire in August 2006, (iii) 10,000 of these options have an exercise price of $7.25 per share and will expire in August 2007, and (iv) 138,000 of these options have an exercise price of $10.375 and expire in October 2007. A total of 380,616 shares remained available for future grants under the Option Plan. As of October 17, 1997, the market value of all shares of Common Stock subject to outstanding options was $6,503,532 based upon the closing sale price of the Common Stock as reported on the Nasdaq National Market on such date.

         As of October 17, 1997, the following persons or groups, as the case may be, had been granted options covering the following number of shares under the Plan: (i) executive officers named in the Summary Compensation Table: Mr. McClelland--217,000 shares and Mr. Capps--56,000 shares; (ii) current executive officers as a group--370,500 shares; (iii) each nominee for director (other than Mr. McClelland (see (i) above) and Mr. Hughes (who is ineligible to accept options due to his employer's policy)--4,000 shares; and (iv) all non-executive employees as a group--130,884 shares.

         The Plan is attached hereto as Exhibit A, to which reference is made for a complete statement of the Plan provisions. The following summary of certain of the Plan provisions is qualified, in its entirety, by reference to the attached Plan.

         Plan Summary

         General. The purpose of the Plan is to attract and retain the best available employees and directors of the Company and its subsidiaries, to provide additional incentive to such persons and to promote the success of the business of the Company. Under the Plan, any employee, including an employee who is a director, is eligible to receive incentive stock options ("ISOs") (as defined in Section 422 (formerly Section 422A) of the Internal Revenue Code of 1986, as amended (the "Code")), nonqualified stock options (which do not meet the requirements of Section 422) and restricted stock grants (which restrictions may include, without limitation, restrictions on the right to vote
or receive dividends with respect to such shares).   Non-employee directors are
only eligible to receive nonqualified stock options pursuant to a specified formula described below. There are approximately 1,100 persons eligible to participate in the Plan.

         The Committee administers and interprets the Plan and is authorized to grant options and restricted stock to all directors and eligible employees, including officers. The maximum number of shares of Common Stock approved for issuance under the Plan is 1,000,000, of which no more than 100,000 shares may be delivered pursuant to restricted stock grants and the exercise of options awarded to non-employee directors. Options to purchase more than an aggregate of 500,000 shares may not be granted to any one participant. Restricted stock grants covering more than an aggregate of 100,000 shares may not be granted to any one participant. The Committee designates the optionees or stock recipients, the number of shares subject to such award and the terms and conditions of each award. The purchase price under each option will be 100% of the fair market value of the Common Stock of the Company on the date of award. No option shall be exercisable more than ten years after the date the option is awarded. An ISO may not be granted under the Plan to an employee who owns more than 10% of the outstanding Common Stock unless the purchase price is 110% of the fair market value of the Common Stock at the date of award and the option is not exercisable more than five years after it is awarded.

         The Committee may provide that the purchase price for shares subject to an option be paid in full by cash, check, or share exchange, may arrange for cashless exercise procedures, or may arrange financing for such purchase (subject to applicable laws and regulations). The Committee may determine the effect on (which effect may include termination of) an option or restricted stock grant (other than an option or restricted stock grant granted to non-employee directors) of the disability, death, retirement or other termination of employment of a Plan participant and shall determine the extent to which the period during which the participant's legal representative, or beneficiary may exercise rights under such award. Shares of restricted stock, prior to the lapse of all restrictions thereon, and options, may not be transferred other than by will or the laws of descent and distribution. No option shall be exercisable during the lifetime of an optionee by any person other than the optionee or his guardian or legal representative. Unless sooner terminated, the Plan will terminate on June 5, 2006, and no awards may thereafter be granted under the Plan.

         Non-Employee Directors. Non-employee directors are granted a nonqualified option to purchase 2,000 shares on the date of their initial election or appointment to the Board. Non-employee directors subsequently reelected at any Annual Meeting of stockholders receive as of the date of such meeting (commencing with the 1998 Annual Meeting) a nonqualified option to
purchase 2,000 shares.   Options granted to each non-employee director are
immediately exercisable. If a non-employee director ceases to be a director of the Company, such director's options shall be exercisable by him only during the six months following the date he ceases to be a director (or if he dies while a director, by his or his estate's legal representative within 6 months of the date of death) except that, a non-employee director's options shall terminate immediately on the date such person is removed "for cause", which is defined as fraud, intentional misrepresentation, embezzlement, misappropriation or conversion of assets or opportunities of the Company.

         Acceleration of Exercisability for Executive Officers and Directors. An option or restricted stock grant awarded to an executive officer or director, unless such award provides otherwise, will become immediately exercisable, and all restrictions on any shares of restricted stock subject to a restricted stock grant will immediately lapse, upon the occurrence of any of the following: (a) the sale, transfer or other conveyance of all or substantially all of the assets of the Company, (b) the acquisition of beneficial ownership of securities representing 15% or more of the voting power of the Company by any person or entity other than the Company and certain named stockholders, (c) the commencement of a tender offer or (d) the failure at any stockholders meeting following an election contest of any person nominated by the Company in the mailed proxy materials to win election to the Board.

         Amendment of Plan. The Board may amend or terminate the Plan without the approval of the stockholders, unless stockholder approval is necessary to comply with any applicable tax or regulatory requirements and provided that, the section of the Plan addressing awards to non-employee directors, and the section concerning acceleration of exercisability under certain changes of control, to the extent such section relates to awards to non-employee directors, may not be amended more than once every six months other than to comport with changes in the tax or regulatory requirements. If any amendment or termination materially and adversely affects the rights of any award holder then outstanding, such amendment or termination shall not be deemed to alter such rights unless the holder shall consent thereto.

         Tax Status of Options and Restricted Stock Grants

         The following discussion is based on relevant provisions of the Code, the Treasury Regulations promulgated thereunder, published revenue rulings and judicial decisions in effect at the date hereof. There can be no assurance that future changes in applicable law or administrative and judicial interpretations thereof will not adversely affect the tax consequences discussed herein or that there will not be differences of opinion as to the interpretation of applicable law.

         Incentive Stock Options. All stock options that qualify under the rules of Section 422 of the Code will be entitled to ISO treatment. Among other requirements, to receive ISO treatment, an optionee is not permitted to dispose of the acquired stock (i) within two years after the option is granted or (ii) within one year after exercise. In addition, the individual must have been an employee of the Company for the entire time from the date of granting of the option until three months (one year if the employee is disabled) before the date of the exercise. The requirement that the individual be an employee and the two-year and one-year holding periods are waived in the case of death of the employee. If all such requirements are met, no tax will be imposed upon exercise of the option, and any gain upon sale of the stock will be entitled to capital gain treatment (assuming the stock constitutes a capital asset in the hands of the optionee). The applicable capital gain rate depends on how long the ISO shares are held after exercise. If ISO shares are sold one year or later after exercise (and two years after grant) the gain will be taxed at the maximum rate of 28%. If, on the other hand, ISO shares are sold 18 months or later after exercise (and two years after grant), the gain will be taxed at the maximum rate of 20%. The employee's gain on exercise (the excess of fair market value at the time of exercise over the exercise price) of an ISO is a tax preference item and, accordingly, is included in the computation of alternative minimum taxable income.

         If an employee does not meet the two-year and one-year holding requirement (a "disqualifying disposition"), but does meet all other requirements, tax will be imposed at the time of sale of the stock, but the employee's gain realized on exercise will be treated as ordinary income rather than capital gain and the Company will get a corresponding deduction at the time of sale. Any additional gain on sale will be short-term or long-term capital gain, depending on the holding period of the stock (assuming the stock constitutes a capital asset in the hands of the optionee). If the amount realized on the disqualifying disposition is less than the value at the date of exercise, the amount includible in gross income, and the amount deductible by the Company, will equal the excess of the amount realized on the sale or exchange over the exercise price.

         An optionee's stock option agreement may permit payment for stock upon the exercise of an ISO to be made with other shares of the Company's Common Stock. In such a case, in general, if an employee uses stock acquired pursuant to the exercise of an ISO to acquire other stock in connection with the exercise of an ISO, it may result in ordinary income if the stock so used has not met the minimum statutory holding period necessary for favorable tax treatment as an ISO.

         Nonqualified Stock Options. In general, no taxable income will be recognized by the optionee, and no deduction will be allowed to the Company, upon the grant of an option. Upon exercise of a nonqualified option an optionee will recognize ordinary income (and the Company will be entitled to a corresponding tax deduction if applicable withholding requirements are satisfied) in an amount equal to the amount by which the fair market value of the shares on the exercise date exceeds the option price. Any gain or loss realized by an optionee on disposition of such shares generally is a capital gain or loss and does not result in any further tax deduction to the Company.

         Restricted Stock Grants. The award of restricted stock under the Plan will result in the award recipient's recognition of ordinary income in the amount of the fair market value of such stock on the date of the award and the Company will be entitled to a corresponding deduction. This is so unless the stock is issued subject to a substantial risk of forfeiture, in which case the recognition of income may be deferred until the restrictions have lapsed. Gain or loss recognized on a subsequent sale or exchange of the stock received will be capital gain or loss (assuming the stock constitutes a capital asset in the hands of the optionee), which will be long-term or short-term depending on how long the shares have been held at the time of the sale or exchange.

         Other Tax Matters. If an optionee's option becomes immediately exercisable because of a change in (i) the ownership or effective control of the Company or (ii) the ownership of a substantial portion of the assets of the Company (a "Change in Control") and the participant is an officer, shareholder or highly-compensated employee of the Company, such acceleration could be subject to the "golden parachute" provisions of Sections 280G and 4999 of the Code. See discussion of accelerated vesting events under "General-Acceleration
of Exercisability for Executive Officers and Directors," above.   Such golden
parachute provisions of the Code (i) disallow a federal income tax deduction to the payor of an "excess parachute payment", and (ii) impose a non-deductible excise tax on the recipient of such payment equal to 20% of the "excess parachute payment". In general, a payment will be a "parachute payment" if it is in the nature of compensation and (i) is contingent on a change in control and (ii) together with all other such payments to the recipient, the present value of such payments equals or exceeds three times his or her "base amount" (i.e., the average of the employee's annual compensation during the five years immediately preceding the year in which the Change in Control occurs). "Excess parachute payments" generally are parachute payments that exceed the greater of
(i) the recipient's base amount or (ii) reasonable compensation for personal services actually rendered by the employee. Whether a payment will be a parachute payment or an excess parachute payment depends upon facts and circumstances that cannot be known until payment is made. Under the Proposed Regulations to Section 280G of the Code, when an employee's right to exercise an option is accelerated as a result of a Change in Control, the employee will be treated as receiving a payment in the nature of compensation at that time if the option has an "ascertainable fair market value." Under the Proposed Regulations, a calculation must be made of the portion of the payment which will be treated as contingent upon a change in control, which generally will be the sum of (i) the amount by which the accelerated payment exceeds the present value of the payment that was expected to be made absent the acceleration plus
(ii) an amount reflecting the lapse of the obligation of the employee to perform services in order to earn such expected payment. In addition, Section 162(m) of the Code imposes limitations on the deductibility of compensation paid to any covered employee in excess of $1,000,000 for such employee for a taxable year.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE COMPANY'S AMENDED AND RESTATED 1996 STOCK OPTION PLAN.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

         Representatives of Deloitte & Touche, the independent accounting firm that audited the consolidated financial statements of the Company for the fiscal year ended July 31, 1997, are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

         Any stockholder proposal to be presented for action at the 1998 annual meeting of stockholders must be received at the Company's principal executive offices no later than July 5, 1998, for inclusion in the proxy statement and form of proxy relating to the 1998 Annual Meeting.

                                 MISCELLANEOUS

         The Board of Directors knows of no other matters which are likely to come before the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of Proxy to vote on such matters in accordance with their best judgment.

         The solicitation of proxies is made on behalf of the Board of Directors of the Company, and the cost thereof will be borne by the Company. The Company will also reimburse brokerage firms and nominees for their expenses in forwarding proxy material to beneficial owners of the Common Stock of the Company. In addition, officers and employees of the Company (none of whom will receive any compensation therefore in addition to their regular compensation) may solicit proxies. The solicitation will be made by mail and, in addition, may be made by telegrams, personal interviews, or telephone.



                                           By Order of the Board of Directors


                                           /s/ ROBERT P. CAPPS
                                           Robert P. Capps
                                           Assistant Secretary
DATED: November 3, 1997

                      REPORT OF THE COMPENSATION COMMITTEE

         The Company's Compensation Committee (the "Committee") is empowered to review and recommend to the full Board of Directors the annual compensation and compensation procedures for all executive officers of the Company. The Committee (comprised solely of non-employee directors) also administers the Option Plan.

         As a matter of policy, the Compensation Committee believes that the annual compensation of the executive officers should consist of both a base salary component and bonus component. The base salary component should be based on generally subjective factors and include the contribution the executive officer made and is anticipated to make to the success of the Company, the level of experience and responsibility of the executive officer, the competitive position of the Company's executive compensation and the Company's historical levels of compensation for executive officers. The Compensation Committee does not expect to assign quantitative relative weights, however, to any of these factors. The bonus component of the annual compensation of the executive officers should provide executive officers with the opportunity to earn a significant portion of their base salary in the form of incentive compensation, which therefore puts a significant portion of their total compensation "at risk." This incentive compensation is contingent upon the achievement of certain agreed upon individual goals for each executive officer and the achievement of certain corporate objectives such as continued growth in the Company's earnings and revenues.

         Effective as of January 1, 1997, the Company implemented a qualified 401(k) plan for its U.S. employees. This plan is designed to provide the Company's employees with a tax-deferred long-term savings vehicle. The Company does not provide matching contributions to such Plan.

         The Company does not provide for any long-term compensation for executive officers other than through the granting of stock options. The Committee believes that the grant of stock options enables the Company to more closely align the economic interest of the executive officers to those of the stockholders. Option grants are made in the discretion of the Compensation Committee. The number of stock options granted to each executive employee is based primarily on their relative positions and responsibilities within the Company.

         Pursuant to his employment contract with the Company, Richard K. McClelland, the Company's chief executive officer, may not be awarded an annual bonus in an amount greater than 60% of his base salary for the fiscal year then ended. For fiscal year 1997, Mr. McClelland was awarded a bonus of $120,000, which amount represented 60 % of his base compensation and, when aggregated with his salary, represented a 30% increase over his aggregate fiscal 1996 salary and bonus. The bonus was based on several factors, including the fiscal 1997 growth in the Company's revenues and earnings, consummation of the initial public offering of the Company's Common Stock and the consummation
of a series of acquisitions during the year.   Additionally, Mr. McClelland was
awarded options under the Company's Stock Option Plan in August 1996 to purchase 99,000 shares of the Company's Common Stock and in October 1997 was awarded options to purchase 15,000 shares of the Company's Common Stock.

Compensation Committee

Stephen P. Smiley (chairman)
Brian J. Hughes
Kenneth H. Bishop

                                  EXHIBIT "A"


                  AMENDED AND RESTATED 1996 STOCK OPTION PLAN

            DYNAMEX INC. AMENDED AND RESTATED 1996 STOCK OPTION PLAN


                                   SECTION 1.
                                    PURPOSE

       The purposes of this Dynamex Inc. Amended and Restated 1996 Stock Option Plan (this "Plan") are to attract and retain the best available employees and directors of Dynamex Inc. (the "Company") and any Parent or Subsidiary of the Company (each as hereinafter defined), to provide additional incentive to such persons and to promote the success of the business of the Company. This Plan is intended to comply with Rule 16b-3 under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision ("Rule 16b-3"), and this Plan shall be construed, interpreted and administered to so comply. This Plan amends and restates the Dynamex Inc.1996 Stock Option Plan.

                                   SECTION 2.
                               OTHER DEFINITIONS

       As used in this Plan:

       "Board" means the Board of Directors of the Company.

       "Code" means the Internal Revenue Code of 1986, as amended from time to time.

       "Committee" means the Compensation Committee or other committee appointed by the Board, which shall consist of two or more directors, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3(c) under the Exchange Act, or any successor provision.

       "Common Stock" means the Common Stock, $.01 par value, of the Company.

       "Effective Date" means June 5, 1996.

       "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

       "Fair Market Value" means, with respect to the Common Stock and at any date, (i) the reported closing price of such stock on the New York Stock Exchange or other established stock exchange or the Nasdaq National Market System on such date, or if no sale of such stock shall have been made on such an exchange or the Nasdaq National Market System on that date, on the preceding date on which there was such a sale, (ii) if such stock is not then listed on such an exchange or quoted on the Nasdaq National Market System, the average of the closing bid and asked prices per share for such stock in the over-the-counter market as quoted on the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") on such date, or (iii) if such stock is not then listed on such an exchange or quoted on Nasdaq or the Nasdaq National Market System, an amount determined in good faith by the Committee in its sole discretion.

       "Incentive Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under this Plan which is intended to meet the requirements of Section 422 of the Code or any successor provision.

       "Non-Employee Director" means a director of the Company who is not an employee of the Company or any parent or Subsidiary of the Company.

       "Non-Qualified Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under this Plan which is not intended to be an Incentive Stock Option.

       "Option" means an Incentive Stock Option or a Non-Qualified Stock
Option.

       "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

       "Participant" means a person selected by the Committee to receive an award under this Plan and Non-Employee Directors.

       "Restricted Stock" means Common Stock awarded to a Participant subject to restrictions pursuant to the Plan.

       "Restricted Stock Grant" means an award of shares of Restricted Stock.

       "Section 16 Participant" means a Participant subject to Section 16 of the Exchange Act.

       "Securities Act" means the Securities Act of 1933, as amended from time to time.

       "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

                                   SECTION 3.
                                 ADMINISTRATION

       (a) Committee Authority; Delegation. This Plan shall be administered by the Committee. Among other things, the Committee shall have authority, subject to the terms of this Plan (including, without limitation, the provisions governing participation in this Plan by Non-Employee Directors), to grant awards under this Plan and to determine the individuals to whom and the time or times at which awards may be granted, the type(s) of award(s) to be granted to such individuals pursuant to this Plan and the terms and conditions of such awards. All administrative powers may be delegated by the Committee, except where (i) such powers with respect to the selection of and determination of awards for Section 16 Participants are required to be exercised by the Committee in order to enable this Plan to qualify for the exemption provided by Rule 16b-3 or (ii) such delegation would cause the benefits under this Plan to "covered employees" within the meaning of Section 162(m) of the Code to not qualify as performance-based compensation within the meaning of Section 162(m) of the Code and applicable interpretive authority thereunder.

       (b) Actions of Committee. Subject to the provisions of Section 10(e) hereof, the Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of this Plan as it shall from time to time consider advisable, to interpret the provisions of this Plan and any Option Agreement or Restricted Stock Agreement (each as hereinafter defined), and to decide all disputes arising in connection with this Plan. The Committee's decisions and interpretations shall be final and binding. Any action of the Committee with respect to the administration of this Plan shall be taken pursuant to a majority vote or by the unanimous written consent of its members.

       (c) Indemnification. The Company shall indemnify and hold harmless each director of the Company and each Committee member for any action or determination made in good faith with respect to this Plan or any Option Agreement or Restricted Stock Agreement.


                                   SECTION 4.
                                  ELIGIBILITY

       The following individuals shall be eligible to receive awards pursuant to this Plan as follows:

       (a) Any employee (including any officer or director who is an employee) of the Company or any Parent or Subsidiary of the Company shall be eligible to receive Incentive Stock Options under this Plan. Any employee (including any officer or director who is an employee) of the Company or any Parent, Subsidiary or other affiliate of the Company shall be eligible to receive Non-Qualified Stock Options and Restricted Stock Grants under this Plan. Eligible employees may receive more than one Option or Restricted Stock Grant under this Plan.

       (b) Any Non-Employee Director of the Company shall be eligible to receive Options and Restricted Stock Grants only as set forth in Section 8 hereof.


                                   SECTION 5.
                        STOCK AVAILABLE UNDER THIS PLAN

       (a) Number of Shares Available. Subject to any adjustments made pursuant to Section 5(b) hereof, the aggregate number of shares of Common Stock that may be delivered pursuant to the exercise of all Options granted and pursuant to all Restricted Stock Grants awarded under this Plan shall be 1,000,000, of which no more than 100,000 shares may be delivered pursuant to Restricted Stock Grants and the exercise of Options awarded to Non-Employee Directors in accordance with Section 8 hereof. If any Option expires or is terminated before exercise or if any portion of any Restricted Stock Grant is forfeited for any reason, the shares of Common Stock which were subject to but were either forfeited to the Company or not delivered under such Option or Restricted Stock Grant, and any other shares of Common Stock that for any other reason are not issued to a Participant, shall again be available for award under this Plan as if no Option or Restricted Stock Grant had been awarded with respect to such shares. Awards under this Plan may be fulfilled with either authorized and unissued shares of Common Stock or issued and reacquired shares of Common Stock.

       (b) Adjustment. In the event of a stock dividend, stock split or combination of shares of Common Stock, recapitalization or other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, appropriate and proportionate adjustment shall be made in (i) the number and kind of shares of stock in respect of which Options or Restricted Stock Grants may be awarded under this Plan, (ii) the number and kind of shares of stock or other property subject to outstanding Options and Restricted Stock Grants, and (iii) the award, exercise or conversion price with respect to any of the foregoing.


                                   SECTION 6.
                        TERMS AND CONDITIONS OF OPTIONS

       (a) Grants of Options. Subject to the provisions of this Plan, the Committee may award Incentive Stock Options and Non-Qualified Stock Options and determine the number of shares to be covered by each Option, the option price therefor, the term of the Option, and the other conditions and limitations applicable to the exercise of the Option. The terms and conditions of Incentive Stock Options shall be subject to and comply with Section 422 of the Code, or any successor provision, and any regulations thereunder. Each grant of an Option may be made alone or in combination with, in addition to or in relation to any other award authorized by this Plan. The terms of each Option need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by this Plan or a particular Option Agreement, any determination with respect to an Option may be made by the Committee at the time of award or at any time thereafter.

       (b) Agreement in Writing; Provisions. Each Option under this Plan shall be evidenced by a written agreement (each, an "Option Agreement") delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of this Plan as the Committee considers necessary or advisable to achieve the purposes of this Plan or comply with applicable tax and regulatory laws and accounting principles. Each Option Agreement shall specify whether the Options granted thereby are Incentive Stock Options or Non-Qualified Stock Options.

       (c) Option Price. The option price per share of Common Stock purchasable under an Option shall be 100% of the Fair Market Value of the Common Stock on the date of award. If the Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or Parent of the Company and an Incentive Stock Option is granted to such Participant, the option price shall be 110% of Fair Market Value of the Common Stock on the date of award.

       (d) Method of Payment. The purchase price for any share purchased pursuant to the exercise of any Option granted under this Plan shall be paid in full upon exercise of the Option by any of the following methods, to the extent permitted under the particular Option Agreement: (i) by cash, (ii) by check or
(iii) by transferring to the Company shares of Common Stock at their Fair Market Value as of the date of exercise of the Option. Notwithstanding the foregoing, the Company may arrange for or cooperate in permitting cashless exercise procedures and may extend and maintain, or arrange for the extension and maintenance of, credit to a Participant to finance the Participant's purchase of shares pursuant to the exercise of Options, on such terms as may be approved by the Committee, subject to applicable regulations of the Federal Reserve Board and any other applicable laws or regulations in effect at the time such credit is extended.

       (e) Termination. No Option shall be exercisable more than ten years after the date the Option is awarded. If a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or Parent of the Company and an Incentive Stock Option is awarded to such Participant, such Option shall not be exercisable after the expiration of five years from the date of award.

       (f) Exercise. No Option shall be exercisable during the lifetime of a Participant by any person other than the Participant or his or her guardian or legal representative. The Committee shall have the power to set the time or times within which each Option shall be exercisable and to accelerate the time or times of exercise of each Option, other than, in each case, Options awarded or to be awarded to Non-Employee Directors. To the extent that a Participant has the right to exercise one or more Options and purchase shares pursuant thereto, the Options may be exercised from time to time by written notice to the Company stating the number of shares being purchased and accompanied by payment in full of the option price for such shares. Any certificate for shares of outstanding Common Stock used to pay the option price shall be accompanied by a stock power duly endorsed in blank by the registered owner of the certificate (with the signature thereon guaranteed). In the event the certificate tendered by the Participant in such payment covers more shares than are required for such payment, the certificate shall also be accompanied by instructions from the Participant to the Company's transfer agent with respect to the disposition of the balance of the shares covered thereby.

       (g) Disability, Death, Retirement or Other Termination. The Committee shall determine the effect on an Option (other than an Option awarded or to be awarded to a Non-Employee Director) of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or designated beneficiary may exercise rights thereunder.

       (h) Nontransferability. No Option or interest therein or right thereunder shall be transferable by a Participant other than by will or the laws of descent and distribution.

       (i)    Limitations on Amount.

              (1) If required by applicable tax rules regarding a particular grant, to the extent that the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the shares with respect to which an Incentive Stock Option grant under this Plan (when aggregated, if appropriate, with shares subject to other Incentive Stock Option grants made before said grant under this Plan or any other plan maintained by the Company or any Parent or Subsidiary of the Company) is exercisable for the first time by a Participant during any calendar year exceeds $100,000 (or such other limit as is prescribed by the Code), such Option grant shall be treated as a grant of Non-Qualified Stock Options pursuant to Code
       Section 422(d).

              (2) In no event shall Options be granted to any one Participant to purchase more than 500,000 shares.

       (j) Disposition of Incentive Stock Options. A Participant shall notify the Committee in the event that he or she disposes of Common Stock acquired upon exercise of an Incentive Stock Option within the two-year period following the date the Incentive Stock Option was granted or within the one-year period following the date he or she received Common Stock upon the exercise of an Incentive Stock Option.

       (k) Option Modification. The Committee may amend, modify or terminate any outstanding Option held by a Participant other than a Non-Employee Director, including substituting therefor another Option of the same or a different type, changing the date of exercise or vesting and converting an Incentive Stock Option to a Non-Qualified Stock Option, provided that the Participant's consent to such action shall be required unless the Committee determines in its sole discretion that the action, taking into account any related action, would not materially and adversely affect the Participant.


                                   SECTION 7.
                TERMS AND CONDITIONS OF RESTRICTED STOCK GRANTS

       (a) Restricted Stock Grants. Subject to the provisions of this Plan, the Committee may award Restricted Stock Grants and determine the number of shares of Restricted Stock covered by such Grant, the restrictions thereon (which may include, without limitation, restrictions on the transfer of such shares, restrictions on the right to vote such shares and restrictions on the right to receive dividends on such shares), the time or times at which and the conditions upon which such restrictions shall lapse, and the other terms and conditions applicable to such Grant. Each Restricted Stock Grant may be made alone or in combination with, in addition to or in relation to any other award authorized by this Plan. The terms of each Restricted Stock Grant need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by this Plan or a particular Restricted Stock Agreement, any determination with respect to a Restricted Stock Grant may be made by the Committee at the time of award or at any time thereafter. The Committee may, but shall not be required to, award Restricted Stock Grants based upon the attainment of one or more "performance goals" within the meaning of Section 162(m) of the Code and applicable interpretive authority thereunder. In no event shall Restricted Stock Grants covering more than 100,000 shares be granted to any one Participant.

       (b) Agreement in Writing; Provisions. Each Restricted Stock Grant shall be evidenced by a written agreement (each, a "Restricted Stock Agreement") delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of this Plan as the Committee considers necessary or advisable to achieve the purposes of this Plan or comply with applicable tax and regulatory laws and accounting principles.

       (c) Delivery of Shares. Each share of Restricted Stock, when issued, shall be issued in the name of the Participant and the certificate evidencing such share shall be deposited with the Company, together with a stock power duly endorsed in blank, upon such issuance and continuing until all applicable restrictions on such share shall have lapsed.

       (d) Disability, Death, Retirement or Other Termination. The Committee shall determine the effect on a Restricted Stock Grant (other than a Restricted Stock Grant awarded or to be awarded to a Non-Employee Director) of the disability, death, retirement or other termination of employment of a Participant.

       (e) Nontransferability. Prior to the lapse of all restrictions thereon, no share of Restricted Stock or interest therein or right thereunder shall be transferable by a Participant otherwise than by will or the laws of descent and distribution.

       (f) Restricted Stock Grant Modification. The Committee may amend, modify or terminate any outstanding Restricted Stock Grant held by a Participant other than a Non-Employee Director, including substituting therefor another Restricted Stock Grant of the same or a different type and changing the time or times at which any restrictions shall lapse, provided that the Participant's consent to such action shall be required unless the Committee determines in its sole discretion that the action, taking into account any related action, would not materially and adversely affect the Participant.


                                   SECTION 8.
                            NONDISCRETIONARY AWARDS
                           TO NON-EMPLOYEE DIRECTORS

       Notwithstanding any other provision of this Plan, Non-Employee Directors shall participate in this Plan only to the extent set forth in this Section 8. The provisions of this Plan applicable to awards granted or to be granted to Non-Employee Directors are intended to comply with the provisions of Rule 16b-3 under the Exchange Act, or any successor provision, and such provisions shall be construed, interpreted and administered to so comply. The Committee shall have no authority to take any action, and shall not take any action, if the authority to take such action, or the taking of such action, would result in noncompliance with such provisions.

       (a) Date of Grant; Number of Shares. On the date upon which a Non-Employee Director is first elected or appointed a member of the Board, he shall receive a grant of a Non-Qualified Stock Option to purchase 2,000 shares of Common Stock. Non-Employee Directors subsequently re-elected at any Annual Meeting of stockholders shall receive as of the date of such Annual Meeting (commencing with the 1998 Annual Meeting), the grant of a Non-Qualified Stock Option to purchase 2,000 shares of Common Stock. Options granted to Non-Employee Directors shall be immediately exercisable.

       (b) Term. The term of each Option granted to a Non-Employee Director shall be ten years from its date of grant, unless sooner terminated or extended in accordance with Section 8(d) below.

       (c) Option Price. The option price of the shares of Common Stock subject to each Option granted to a Non-Employee Director shall be the Fair Market Value of such shares on the date the Option is granted.

       (d) Exercise after Death or Other Termination. If a Non-Employee Director ceases to be a director of the Company, such Non-Employee Director's Options shall be exercisable by him only during the six months following the date such person ceases to be a director, except that:

              (i) if a Non-Employee Director dies while serving as a director, such Non-Employee Director's Options shall be exercisable by his or her executor or administrator or, if not so exercised, by the legatees or the distributees of his or her estate, only during the six months following his or her death; and

              (ii) notwithstanding the foregoing, a Non-Employee Director's Options shall terminate immediately on the date that such person is removed as a director for cause. For purposes of this Section 8, a Non-Employee Director shall be considered to have been dismissed "for cause" in the event he or she is dismissed on account of any act of (x) fraud or intentional misrepresentation or (y) embezzlement, misappropriation, or conversion of assets or opportunities of the Company or any Subsidiary of the Company.

                                   SECTION 9.
                       ACCELERATION OF EXERCISABILITY AND
                      VESTING UNDER CERTAIN CIRCUMSTANCES

       Notwithstanding any provision in this Plan to the contrary, with regard to any Option or Restricted Stock Grant awarded to any executive officer or director of the Company, unless the particular Option or Restricted Stock Agreement provides otherwise, the Option will become immediately exercisable and vested in full, and all restrictions on any shares of Restricted Stock subject to a Restricted Stock Grant shall immediately lapse, upon the occurrence, before the expiration or termination of such Option or forfeiture of such shares, of any of the events listed below:

       (a) a sale, transfer or other conveyance of all or substantially all of the assets of the Company on a consolidated basis;

       (b) the acquisition of beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) by any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange
              Act), other than (i) the Company, (ii) Cypress Capital Partners I, L.P., (iii) James M. Hoak, or (iv) any of the affiliates of any of the foregoing, directly or indirectly, of securities representing 15% or more of the total number of votes that may be cast for the election of directors of the Company; or

       (c) the commencement (within the meaning of Rule 14d-2 promulgated under the Exchange Act) of a "tender offer" for stock of the Company subject to Section 14(d)(2) of the Exchange Act; or

       (d) the failure at any annual or special meeting of the Company's stockholders following an "election contest" subject to Rule 14a-11 promulgated under the Exchange Act, of any of the persons nominated by the Company in the proxy material mailed to stockholders by the management of the Company to win election to seats on the Board, excluding only those who die, retire voluntarily, are disabled or are otherwise disqualified in the interim between their nomination and the date of the meeting.


                                  SECTION 10.
                                 MISCELLANEOUS

       (a) No Right of Employment. No person shall have any claim or right to be awarded an Option or Restricted Stock Grant, and the award of an Option or Restricted Stock Grant shall not be construed as giving a Participant the right to continued employment. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under this Plan, except as expressly provided in the applicable Option or Restricted Stock Agreement.

       (b) Plan Not Exclusive. Nothing contained in this Plan shall prevent the Company from adopting other or additional compensation arrangements for its employees or directors.

       (c) No Rights as Stockholders. Subject to the provisions of the applicable Option or Restricted Stock Agreement, no Participant shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under this Plan until he or she becomes the record holder thereof.

       (d) Investment Representation. The Committee may require, as a condition of receiving shares of Common Stock (including shares of Restricted Stock) issued pursuant to any Option or Restricted Stock Grant, that a Participant furnish to the Company such written representations and information as the Committee deems appropriate to permit the Company, in light of the existence or nonexistence of an effective Registration Statement under the Securities Act, to deliver such shares in compliance with the provisions of the Securities Act.

       (e) Section 16 Participants. The Committee shall have no authority to take any action, and shall not take any action, if the authority to take such action, or the taking of such action, would disqualify this Plan from the exemption provided by Rule 16b-3.

       (f) Effectiveness. This Plan amendment and restatement shall become effective upon its approval by the Board, subject to approval by the stockholders of the Company. Prior to such stockholder approval, awards may be granted under this Plan amendment and restatement subject to such stockholder approval.

       (g) Amendment; Termination. The Board may amend, suspend or terminate this Plan or any portion thereof at any time, provided that (i) no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement, including any requirements for exemptive relief under Section 16(b) of the Exchange Act or any successor provision, and (ii) Section 8 hereof and, as it relates to awards granted or to be granted to Non-Employee Directors, Section 9 hereof may not be amended more than once every six months other than to comport with changes in the Code or ERISA or the rules and regulations under either thereof. If any amendment, suspension or termination of this Plan shall materially and adversely affect the rights of the holder of any award then outstanding, such amendment, suspension or termination shall not be deemed to alter such rights unless the holder shall consent thereto.

       (h) Term. Options and Restricted Stock Grants may not be awarded under this Plan after ten years from the Effective Date, but then outstanding Options and Restricted Stock Grants may extend beyond such date. Unless sooner terminated, this Plan shall terminate on the tenth anniversary of the Effective Date, provided that such termination shall not terminate or affect any Option or Restricted Stock Grant then outstanding.

                                  DYNAMEX INC.                           PROXY

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

         The undersigned hereby (a) acknowledges receipt of the Notice of Annual Meeting of Stockholders of Dynamex Inc. (the "Company") to be held on December 3, 1997, at the Four Seasons Resort and Club, Board Room, Lobby Level, 4150 N. MacArthur Boulevard, Irving, Texas 75038, at 9:00 a.m., Dallas, Texas time, and the Proxy Statement in connection therewith, and (b) appoints Richard
K. McClelland and Robert P. Capps, or each of them, his proxies, with full power of substitution and revocation, for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at said meeting or at any adjournment thereof, and the undersigned directs that his proxy be voted as specified on the reverse side.


        THIS PROXY WILL BE VOTED AND WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTORS AND FOR THE NAMED PROPOSAL.

        If more than one of the proxies listed above shall be present in person or by substitute at the meeting or any adjournment thereof, the majority of said proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side.)

--------------------------------------------------------------------------------

3702--DYNAMEX, INC.

   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [ ]

I.  ELECTION OF DIRECTORS                      For All
    Nominees: Richard K.        For  Withhold  (Except Nominee(s)
    McClelland, James M.        All    All     written below)                                   For  Against  Abstain
    Hoak, Jr., Stephen P.       [ ]    [ ]       [ ]             III. IN THE DISCRETION OF THE   [ ]   [ ]     [ ]
    Smiley, Wayne Kern,                                               PROXIES, ON ANY OTHER
    Brian J. Hughes, Kenneth                                          MATTER THAT MAY PROPERLY
    H. Bishop, and E.T. Whalen                                        COME BEFORE THE MEETING OR
                                                                      ANY ADJOURNMENT THEREOF.
    __________________________
                                For  Against   Abstain
II. PROPOSAL TO APPROVE THE     [ ]    [ ]       [ ]             The undersigned hereby revokes any proxy
    COMPANY'S AMENDED AND                                        or proxies heretofore given to vote upon or act
    RESTATED 1996 STOCK                                          with respect to such stock and hereby ratifies
    OPTION PLAN.                                                 and confirms all that said proxies, their
                                                                 substitutes, or any of them, may lawfully do
                                                                 by virtue hereof.

                                                                                        Dated: ______________, 1997

                                                                 Signature(s) _____________________________________

                                                                 __________________________________________________

                                                                 Please date the proxy and sign your name
                                                                 exactly as it appears hereon. Where there is
                                                                 more than one owner, each should sign. When
                                                                 signing as an attorney, administrator,
                                                                 executor, guardian or trustee, please add
                                                                 your title as such.  If executed by a
                                                                 corporation, the proxy should be signed by a
                                                                 duly authorized officer.  Please sign the
                                                                 proxy and return it promptly whether or not
                                                                 you expect to attend the meeting.  You may
                                                                 nevertheless vote in person if you do attend.



--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


                            YOUR VOTE IS IMPORTANT!

                 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                   CARD PROMPTLY USING THE ENCLOSED ENVELOPE.








3702--Dynamex, Inc.